As filed with the Securities and Exchange Commission on November 23, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 18, 2004

FIRST CHARTER CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	0-15829	56-1355866
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

10200 David Taylor Drive, Charlotte, North Carolina 28262-2373
(Address, including zip code, of principal executive offices)

(704) 688-4300
(Registrant's telephone number, including area code)

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

               Effective November 18, 2004, the Board of Directors of First Charter Corporation (the "Corporation") appointed Jerry A. Felts to the Board of Directors of the Corporation.  Mr. Felts, a retired partner with the accounting firm of Ernst & Young, LLP, was appointed to a term expiring at the Corporation's 2005 Annual Meeting of Shareholders, at which time it is expected that he will be nominated to stand for election by the shareholders of the Corporation for a three year term.  Mr. Felts is expected to be named to the Audit Committee of the Board.  There are no arrangements or understandings between Mr. Felts and any other persons pursuant to which Mr. Felts was selected as a director.  There have been no transactions since the beginning of the Corporation's last fiscal year, or any proposed transactions, to which the Corporation or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which  Mr. Felts, or any member of his immediate family, has or will have a direct or indirect material interest.

              On November 23, 2004, the Corporation issued a news release announcing that Mr. Felts has been appointed to the Board.  A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

 Item 9.01      Financial Statements and Exhibits

     (c)      Exhibits

99.1	News Release disseminated on November 23, 2004 by First Charter Corporation.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST CHARTER CORPORATION

	By:	/s/ ROBERT O. BRATTON

Robert O. Bratton
Executive Vice President and Chief Financial Officer

Dated: November 23, 2004

 EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release disseminated on November 23, 2004 by First Charter Corporation.